Exhibit 6.3

Consent and First Amendment to Loan and Security Agreement

Borrower:	Winc, Inc., a Delaware corporation
BWSC, LLC, a California limited liability company

Address:	5340 Alla Road, Suite 105
Los Angeles, CA 90066

Date:	December 23, 2020

This Consent and First Amendment to Loan and Security Agreement and Forbearance Agreement (this “Agreement”) is entered into on the above date, by and between the borrower(s) named above (jointly and severally, individually and collectively, “Borrower”; each use of the term Borrower herein shall mean each Borrower individually and all of such Borrowers collectively), and Multiplier Capital II, LP, a Delaware limited partnership, in its capacity as a Lender (“Lender”).

RECITALS:

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of December 29, 2017 (as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which Lender has agreed to make loans and other extensions of credit to Borrower in accordance with the terms thereof;

WHEREAS, Borrower has also requested that Lender make certain amendments to the Loan Agreement, and Lender is willing to do so, subject to the terms and conditions set forth in this Agreement;

WHEREAS, Borrower has also requested that Lender consent to Borrower receiving a secured loan from Pacific Mercantile Bank, in the aggregate principal amount of approximately $7,000,000 (the “Senior Loan”), and Lender is willing to do so, subject to the terms and conditions set forth in this Amendment;

WHEREAS, subject to the terms and conditions of this Agreement, and in reliance on Borrower's agreements, acknowledgments, representations, and warranties in this Agreement, Lender has agreed to (i) amend certain provisions of the Loan Agreement, and (ii) consent to Borrower receiving the Senior Loan, as set forth below, as set forth below, subject to the terms and conditions of this Agreement; and

WHEREAS, this Agreement shall constitute a Loan Document and capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1         Consent.

A.         Notwithstanding any other provision of the Loan Agreement to the contrary, Lender hereby consents to the incurrence by Borrower of the Senior Loan for so long as each such loan is considered "Permitted Indebtedness" under the Loan Agreement. The consent set forth herein shall be effective only in the specific instance and for the specific purpose set forth herein and shall neither extend to any other violations under, or default of, the Loan Agreement or any of the other Loan Documents, nor shall this consent prejudice any rights or remedies of Lender under the Loan Agreement and the other Loan Documents with respect to matters not specifically addressed hereby.

Section 2         Amendments.

A.         Section 7 of the Schedule (Additional Provisions) to the Loan Agreement is hereby amended by amending and restating clause (a) (2) in its entirety as follows:

(2)        Revolving Loan lntercreditor Agreement. Multiplier will enter into an Intercreditor Agreement (the ''Revolving Loan Intercreditor Agreement") with Pacific Mercantile Bank (the "Revolving Loan Lender"), which Revolving Loan Lender will provide Borrower with a revolving line of credit in an amount up to $7,000,000, and which Revolving Loan Intercreditor Agreement will provide for security interest priorities in the assets of the Borrower between Revolving Loan Lender and Multiplier as are acceptable to Multiplier and otherwise containing such terms and conditions as are acceptable to Multiplier.

Section 3         Representations and Warranties. To induce Lender to enter into this Agreement, Borrower represents and warrants that:

(a)     No Default. After giving effect to this Agreement, no Default or Event of Default shall have occurred or be continuing as of the date hereof;

(b)    Representations and Warranties. No event has occurred and is continuing or would result from the execution, delivery or performance of this Agreement which constitutes an Event of Default and, after giving effect to this Agreement and the transactions contemplated hereby, the representations and warranties of Borrower contained in the Loan Documents are true, accurate and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date, in which case such representation or warranty shall be true, accurate and complete in all material respects as of such earlier date; and

(c)     Corporate Authority. (i) The execution, delivery and performance by Borrower of this Agreement is within its corporate powers and has been duly authorized by all necessary corporate action on the part of Borrower, (ii) this Agreement is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) neither the execution, delivery or performance by Borrower of this Agreement (1) violates any law or regulation, or any other decree of any governmental authority, (2) conflicts with or result in the breach or termination of, constitute a default under any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, (3) result in the acceleration of any performance required by any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, (4) results in the creation or imposition of any lien upon any of the Collateral, (5) violates or conflicts with the certificate of incorporation, bylaws or other similar organizational or formation documents of Borrower, or (6) requires the consent, approval or authorization of, or declaration or filing by Borrower with, any other Person, except for those already duly obtained.

Section 4         Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the following conditions precedent:

(a)     No Default. After giving effect to this Agreement, no Default or Event of Default under the Loan Agreement shall have occurred or be continuing as of the date of this Agreement;

(b)     Representations and Warranties. After giving effect to this Agreement and the transactions contemplated hereby, the representations and warranties of Borrower contained in the Loan Documents are true, accurate and complete in all material respects on and as of the date hereof, with the same effect as though made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, and all such representations or warranties (except those relating to an earlier date and in which case such representation or warranty shall be true, accurate and complete in all material respects as of such earlier date) are hereby remade by Borrower as of the date hereof; and

(c)     Executed Agreement. Lender shall have received from Borrower a copy of this Agreement (with an original to follow promptly thereafter), duly authorized, executed and delivered, and the Agreement shall constitute a Loan Document.

(d)    Modification Fee. Lender shall have received from Borrower a fully-earned and non-refundable modification fee of Ten Thousand Dollars ($10,000.00).

Section 5         Miscellaneous.

(a)     Binding Obligation. This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

(b)     Ratification. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do no effect a novation of the Loan Agreement or any other Loan Document. Borrower hereby ratifies and reaffirms each of the terms and conditions of the Loan Documents to which it is party and all of its obligations thereunder.

(c)     Limitation; Reservation of Rights. The waiver and amendments set forth in this Agreement shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any Event of Default, or any other term or condition of any Loan Document or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Documents or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except for the amendments set forth herein, Lender hereby expressly reserves all of its rights and remedies under the Loan Documents and at law and equity. Except as expressly amended hereby, the Loan Documents shall continue in full force and effect.

(d)    Releases. In further consideration of Lender's execution of this Agreement, Borrower for itself and on behalf of its respective successors (including, without limitation, any trustees acting on behalf of Borrower and any debtor-in-possession with respect to Borrower), assigns, subsidiaries and affiliates, hereby forever releases Lender and its successors, assigns, parents, subsidiaries, affiliates, officers, employees directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that Borrower may have against the Releaseees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this Agreement was executed with respect to the Obligations, any Collateral, the Loan Agreement, any other Loan Document and any third parties liable in whole or in part for the Obligations, other than arising out of the gross negligence or willful misconduct of such Releasee or its respective officers, employees directors, agents or attorneys as determined by a non-appealable decision of a court of competent jurisdiction. This provision shall survive and continue in full force and effect whether or not Borrower shall satisfy all other provisions of this Agreement, the Loan Documents or the Loan Agreement including payment in full of all Obligations.

(e)    Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of Borrower, Lender and their respective successors and assigns.

(f)     ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE AND CONTAIN THE ENTIRE, FINAL AGREEMENT AND UNDERSTANDING CONCERNING THE SUBJECT MATTER HEREOF BETWEEN THE PARTIES HERETO, AND SUPERSEDES ALL OTHER PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, REPRESENTATIONS, WARRANTIES, COMMITMENTS, PROPOSALS, OFFERS AND CONTRACTS CONCERNING THE SUBJECT MATTER HEREOF, WHETHER ORAL OR WRITTEN. THIS AGREEMENT, ANY SUPPLEMENTS HERETO, AND ANY INSTRUMENTS OR DOCUMENTS DELIVERED OR TO BE DELIVERED IN CONNECTION HEREWITH MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

(g)    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h)    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(i)      Counterparts. This Agreement may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(j)      Incorporation of Loan Agreement Provisions. This Agreement is executed pursuant to the Loan Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Loan Agreement. The provisions contained in Section 8.16 (Governing Law), Section 8.17 (Dispute Resolution) and Section 8.19 (Jury Trial) of the Loan Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.

Borrower:

Winc, Inc.

By:	/s/ Brian Smith
Name:	Brian Smith
Title:	President

BWSC, LLC

By:	/s/ Brian Smith
Name:	Brian Smith
Title:	President

Lender :

MULTIPLIER CAPITAL II, LP.

By:	Multiplier Capital II GP, LLC,
Its General Partner

By:	/s/ Ray Boone
Name:	Ray Boone
Title:	Managing Member